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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Annual Report on Form 10-K of our reports, dated May 10, 1999, relating to the March 31, 1999 consolidated statements of income, shareholders' equity and cash flows and Schedule II of PEMSTAR Inc. We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44044) pertaining to PEMSTAR Inc. of our reports dated May 10, 1999, with respect to the March 31, 1999 conslidated financial statements and schedule II of PEMSTAR Inc. included in this Annual Report on Form 10-K.

                                       /s/ McGladrey & Pullen, LLP

Rochester, Minnesota
June 27, 2001